EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                       PRECISE POSITIONING PRODUCTS, INC.

                                    ARTICLE I
                                      NAME

     The  name  of  the  Corporation  is  Precise  Positioning  Products,  Inc.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Delaware is the 1215 North King Street, in the City of Wilmington, Delaware, County of New Castle,
State of Delaware. The name of its registered agent at such address is James Folsom.

                                   ARTICLE III
                                     PURPOSE

     The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

A. NUMBER AND DESIGNATION. The Corporation shall have the authority to issue 105 million shares of capital stock, of which 100 million shall be shares of common stock, par value $0.001 per share ("Common Stock") and 5 million shall be shares of preferred stock, par value $0.001 per share ("Preferred Stock"). Upon payment of consideration such shares shall be deemed to be fully paid and nonassessable.

B. COMMON STOCK. Except as otherwise required by law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.

C. SERIAL PREFERRED STOCK. The board of directors of the Corporation is authorized, by resolution from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions.

                                    ARTICLE V
                              REPURCHASE OF SHARES

     The corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other

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securities  of  the  Corporation  in  such  manner, upon such terms, and in such amounts as the board of directors shall determine, subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                   ARTICLE VI
                                  STOCKHOLDERS

A. ACTION BY WRITTEN CONSENT. Action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, only by the vote of the holders of not less than 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

B. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the holders of not less than 1/2 of the voting power of the outstanding shares of capital stock of the Corporation entitled to bote generally in the election of directors.

C. PLACE OF MEETINGS. Meetings of stockholders may be held at such place as the by-laws may provide.

                                   ARTICLE VII
                      NOTICE FOR NOMINATIONS AND PROPOSALS

     Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors.

                                  ARTICLE VIII
                                    DIRECTORS

A. NUMBER. The number of directors of the Corporation shall be such number, not less than one nor more than nine (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next annual meeting of the stockholders.

B. DIRECTORS ELECTED BY PREFERRED STOCKHOLDERS. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected which may be in addition to the maximum number of directors fixed as

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     stockholders.

                                   ARTICLE IX
                              REMOVAL OF DIRECTORS

     Not withstanding any other provision of this Certificate or the by-laws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article IX shall not apply with respect to the director or directors elected by holders of preferred stock.

                                    ARTICLE X
                                 INDEMNIFICATION

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or complete action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (whether or note by or in the right of the corporation) by reason on the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this
Article X. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trust, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article X shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in affect or hereafter adopted of the by-laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

                                   ARTICLE XI
                       LIMITATIONS ON DIRECTORS' LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or

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omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Law of the State of Delaware, as so amended.

     Any repeal or medication of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XII
                              AMENDMENT OF BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the by-laws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the by-laws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by the law), the by-laws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only be the vote of the holders of not less than 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                  ARTICLE XIII
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VII, VIII, IX, X, XI, XII and this Article XIII may be repealed, altered, amended or rescinded any respect only if the same is approved by the affirmative vote of the holders of not less than 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE XIV
                                  INCORPORATOR

     The  name  and  address  of  the  incorporator  is:
     James  Folsom
     1215  North  King  Street
     Wilmington,  Delaware  19801

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     I,  THE  UNDERSIGNED,  being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of July, 2002.


                                        \s\  James  Folsom         .
                                        ----------------------------
                                        James  Folsom
                                        Incorporator


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                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                       PRECISE POSITIONING PRODUCTS, INC.

                            (A DELAWARE CORPORATION)

The  corporation  organized  and  existing  under  and  by virtue of the General
Corporation  Law  of  the  State  of  Delaware  does  hereby  certify:

     FIRST. That at a meeting of the Board of Directors of Precise Positioning Products, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting for the proposed amendment is as follows:

     RESOLVED, that Article I of the Certificate of Incorporation of this Corporation filed with the Office of the Secretary of State of Delaware on July 23, 2002, be amended to read as follows:

          ARTICLE  I
          Name

          The  name  of  the  Corporation  is  Free DA Connection Services, Inc.

     RESOLVED FURTHER, that Article IV of the Certificate of Incorporation of this Corporation filed with the Office of the Secretary of State of Delaware on July 23, 2002, be amended to read as follows:

          "ARTICLE  IV
          Capital  Stock

     A. Number and Designation. The corporation shall have authority to issue 105 million shares of capital stock of which 100 million shall be shares of common stock, par value $0.001 per share ("Common Stock") and 5 million shall be shares of preferred stock, par vale $0.001 per share ("Preferred Stock"). Upon payment of consideration such shares shall be deemed to be fully paid and nonassessable. Effective as of December 31, 2004, the shares of common stock issued and outstanding shall be subject to a 1 for 380 reverse stock split.

     B. Common Stock. Except as otherwise required by la, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.

     C. Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is

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     expressly  authorized  to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     SECOND     That  thereafter,  pursuant  to  resolution  of  its  Board  of
Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute ere voted in favor of the amendment.

     THIRD:     That  said  amendment  was  duly  adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of January, 2005.

By:     \s\  Robin  Hutchison
        ---------------------
        Robin  Hutchison
        President  &  Secretary

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